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                                                                   EXHIBIT 10.18


                              SETTLEMENT AGREEMENT

         This Settlement Agreement ("Agreement"), effective as of the date executed by all parties below, is made between SER SOLUTIONS, INC., having a place of business at 21680 Ridgetop Circle, Dulles, VA 20166 ("SER"), and EPIXTAR CORPORATION ("EPIXTAR CORP."), VOXX CORPORATION ("VOXX"), INNOVATIVE STRATEGIES, INC. ("IMS") and EPIXTAR MARKETING CORPORATION ("EMC") (collectively "Epixtar"), each having a place of business at 11900 Biscayne Boulevard, Suite 700, Miami, Florida 33181.

         WHEREAS, SER and IMS are parties to a software license agreement dated November 3, 2003 (entitled "SER Solutions, Inc. Standard Terms and Conditions:
Telephony" (Rev. 1.11.03); herein "Software License Agreement"); and

         WHEREAS, SER and IMS are parties to a Maintenance Agreement for the SER Software between SER and IMS dated November 3, 2003 (entitled "SER Solutions, Inc. Maintenance Terms and Conditions: Telephony," (Rev. 1.11.03) and "SER Solutions, Inc. Maintenance Service Addendum: Telephony" (Rev. 1.11.03) collectively "Maintenance Agreement"); and

         WHEREAS, on or about March 1, 2004, SER and IMS entered into a Confession of Judgment Promissory Note ("Promissory Note") in the amount of $698,641.81; and

         WHEREAS, Epixtar failed to pay multiple invoices for maintenance and support services due under the Maintenance Agreement in an amount of approximately $117,000; and

         WHEREAS, Epixtar failed to make certain installment payments under the Promissory Note and on March 25, 2005, under the terms of the Promissory Note, a Confession of Judgment in the amount of $539,756.00 was entered against IMS by the Fairfax County Circuit Court ("Judgment"); and

         WHEREAS, on June 3, 2005, SER terminated the Software License Agreement and Maintenance Agreement; and

         WHEREAS, SER filed a lawsuit against Epixtar in a case styled SER Solutions, Inc. v. Epixtar, et al., Civ. No. 1:05 CV 674 (E.D. Va.), alleging copyright infringement, breach of contract, misappropriation of trade secrets in violation of the Virginia Trade Secrets Act, conversion, and unjust enrichment (the "Litigation"); and

         WHEREAS, SER filed a Motion for a Temporary Restraining Order and Expedited Discovery in the Litigation, which was heard on June 17, 2005 (the "TRO"); and

         WHEREAS, during the hearing on the Injunction, the Court ruled that SER is entitled to the requested TRO and ordered that IMS and anyone acting in active concert or participation with IMS (collectively "Epixtar"): (i) shall, no later than June 24, 2005 at 5:00 p.m. EDT, make any and all versions or copies of SER's Software (as defined in the Litigation and TRO) available to SER by modem access so that any and all SER Software may be immediately disabled by SER; (ii) are ENJOINED from any use whatsoever of any SER Software after 5:00 p.m. on June 24, 2005 (and shall not reproduce, distribute or transfer any SER Software prior to June 24, 2005); and (iii) shall, no later than June 30, 2005, return to SER all versions and copies of the SER Software by returning to SER, at SER's expense, all hard drives (including those located in the Call Manager servers and Encore servers), and switches and cards containing any SER Software (including as applicable in the Call Processors or TSP500s) so that SER would promptly remove its Software and within seven (7) business days of receipt, return all such hard drives, switches and cards; and

         WHEREAS, SER alleges that Epixtar is indebted to SER in an amount of at least $706,000, which includes the Judgment, the past due amounts under the Maintenance Agreement and SER's costs and attorneys fees for filing the Litigation and the TRO ("Debt Due to SER"); and

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         WHEREAS, SER and Epixtar (collectively the "Parties") wish to enter into a business arrangement to resolve issues in the Litigation, Injunction, and Judgment, and to reinstate the Software License Agreement and Maintenance Agreement, pursuant to the terms herein; and

         WHEREAS, SER and IMS have conducted business together for many years and the relationship between the companies has been managed by IMS' former president Bradley Yeater; and

         WHEREAS, SER believes that for a business relationship to continue and thrive between SER and Epixtar, that Mr. Yeater must remain SER's contact at Epixtar and must continue to manage the relationship on behalf of Epixtar; and

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. Epixtar will execute a standard SER Purchase Order no later than June 23, 2005, in the amount of $3,070,000 ("PO"), pursuant to which Epixtar will purchase at least 2,000 seats of SER's dialers ("Dialer Seats") based on the schedule in Paragraph 1(c) below, which include software and hardware as set forth in Paragraphs 1(a) and 1(b):

               a. Software -- Epixtar may purchase either CPS or the CPS Enterprise Edition ("CPS E(2)"), each of which would include the latest version of the SER software. CPS does not include the Contact Studio product.

               b. Hardware -- If Epixtar elects to purchase CPS, the included hardware is comprised of the applicable number of Call Manager servers and TSP500 dialers configured at 288 seats at a 2:1 line to agent ratio. If Epixtar elects to purchase CPS E(2), the included hardware is comprised of the applicable number of Application Servers, Portfolio Manager Servers, and TSP500 dialers configured at 384 seats at a 2:1 line to agent ratio.

               c. Dialer Seat delivery schedule and price (each row represents a "Seat Bundle")


                             Delivery By:         Seats        Price per Seat
                             ------------         -----        --------------
                         June '05                  200           2500
                         Sep '05                   200           2200
                         Dec '05                   200           1900
                         March '06                 300           1600
                         June '06                  300           1300
                         Sep '06                   400           1000
                         Dec '06                   400            700

         2. In addition to spending at least $2,870,000 on purchasing 2,000 Dialer Seats as set forth in Paragraph 1(c), Epixtar will use the remaining $200,000 of the PO to purchase additional SER products and/or services, such as installation services, configuration services, spare part kits, and training.

               a. SER resells a recording product manufactured by Wygant. In the event Epixtar wishes to purchase the Wygant recording product for all Dialer Seats in any Seat Bundle purchased under the PO, SER will sell such Wygant product at a per-seat price of $650 for voice recording only and $950 per seat for voice recording plus Remote Client Monitoring, Quality Reviewing Module, and screen recording.

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         3. Within five (5) days of the execution of the PO, Epixtar shall issue a press release, announcing that it has entered into an agreement to purchase 2,000 Dialer Seats of SER's outbound dialers ("Press Release"). Epixtar shall provide a draft of such press release to SER for its review and approval prior to issuing the press release.

         4. The Dialer Seats delivered under this Agreement shall be licensed under the terms of SER's standard Software License Agreement.

         5. Epixtar shall pay for the Dialer Seats in each Seat Bundle as follows: (i) an initial deposit of 50% of the total amount due for the Dialer Seats in each Seat Bundle upon scheduling delivery of such Dialer Seats; and
(ii) the remaining 50% within ninety (90) days of the delivery of such Dialer Seats.

         6. No later than June 31, 2005, Epixtar shall pay to SER the sum of $250,000 ("Initial Deposit") by wire transfer, of which no less than $100,000 shall be paid by wire transfer no later than June 24, 2005. The Initial Deposit shall be applied toward the 50% deposit due for delivery of the first Seat Bundle.

         7. Epixtar shall execute SER's standard Confession of Judgment Promissory Note in the amount of $3,423,000, which is comprised of $3,070,000 set forth in the PO and $353,000, which represents the 50% of the Debt Due to SER that is not being forgiven under this Settlement Agreement, as set forth in Paragraph 8 below ("New Note"). Epixtar may make prepayments under the New Note at any time without penalty and all such prepayments shall be applied toward the amounts due to SER under the PO and any amount of the Debt Due to SER that is not forgiven under this Settlement Agreement.

         8. Upon SER's receipt of the Initial Deposit, the signed PO, the signed MOF, the fully executed New Note, and Epixtar's issuance of the Press Release (collectively "Conditions"), and subject to the terms of Paragraph 11 of this Settlement Agreement, and Epixtar's compliance with the other terms of this Settlement Agreement, SER will forgive $353,000 (50%) of the Debt Due to SER.

         9. In the event Epixtar agrees to replace all of its current outbound dialer systems that are manufactured by any company other than SER, and agrees to use SER dialers exclusively for its outbound operations, SER will forgive the remaining $353,000 of the Debt Due to SER; provided Epixtar issues a press release no later than June 30, 2005, announcing that it has standardized on SER as its sole outbound dialer vendor and will replace the seats of its other vendor(s). Epixtar shall provide a draft of such press release to SER for its review and approval prior to issuing the press release.

         10. No later than June 24, 2005, Epixtar will execute a Maintenance Order Form to expand the Maintenance Agreement to the new Dialer Seats being purchased under the PO. Epixtar may select either a three (3) year or five (5) year initial term under the following prices: (i) three (3) year term - $435.75 per seat; or (ii) five (5) year term - $379.00 per seat.

         11. Upon completion of the Conditions, SER will withdraw its Complaint in the Litigation and will cease all attempts to collect any unpaid portion of the Judgment; provided, however, that, notwithstanding any other provision of this Settlement Agreement, in the event Epixtar breaches any term of this Settlement Agreement or defaults on any payment obligation to SER contemplated under this Settlement Agreement, SER may, at its election, declare the Settlement Agreement null and void ab initio, and may resume any and all efforts to collect the Judgment, reinstate the Litigation, seek the payment of all unpaid Maintenance Fees, seek payment for all money damages and attorneys fees (including the entire amount of the Debt Due to SER), and seek any and all additional remedies or rights that may be available to SER. The Parties agree that between the signing of this Settlement Agreement and June 30, 2005, each Party will stay all activities relating to the Judgment, including SER's attempts to collect the Judgment and Epixtar's attempts to set aside the Judgment. Additionally, Epixtar agrees that it on or before June 30, 2005, it will with withdraw papers filed in the Fairfax Circuit Court in an attempt to set aside the Judgment.

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         12. Upon completion of the Conditions, and subject to the terms of
Paragraph 11 of this Settlement Agreement, SER will reinstate the Software License Agreement and the Maintenance Agreement for the 450 seats that were licensed thereunder, each effective retroactively to June 3, 2005.

         13. Upon completion of the Conditions, and subject to the terms of Paragraph 11 of this Settlement Agreement, SER, on behalf of itself and its directors, officers, shareholders and employees (collectively the "SER Releasors") releases and discharges Epixtar and its directors, officers, shareholders and employees (the "Epixtar Released Parties") from any and all claims against any of the Epixtar Released Parties based on or arising out of claims alleged in the Litigation, Injunction, and Judgment.

         14. Epixtar, on behalf of itself and its directors, officers, shareholders and employees (collectively the "Epixtar Releasors") hereby releases and forever discharges SER and its directors, officers, shareholders and employees (the "SER Released Parties") from any and all claims against any of the SER Released Parties based on or arising out of claims alleged in the Litigation, Injunction, and Judgment.

         15. No later than June 30, 2005, SER and Epixtar shall submit to the United States District Court for the Eastern District of Virginia a joint Consent Order dismissing without prejudice the Litigation. The Parties agree that the Court shall retain jurisdiction to enforce the terms of this Settlement Agreement.

         16. Epixtar shall ensure that Mr. Yeater shall remain SER's primary contact at Epixtar and have continued responsibility to manage the ongoing relationship between the companies during the term of this Settlement Agreement.

         17. Except as specifically set forth in this Settlement Agreement, each Party shall bear its own costs and expenses, including attorneys' fees.

         18. Each Party acknowledges that it has reviewed and read this Settlement Agreement, and it understands the terms of this Settlement Agreement and the consequences of signing and delivering this Settlement Agreement.

         19. Each Party represents and warrants that it has the full power and is authorized to execute this Settlement Agreement, and each person whose signature appears on this Settlement Agreement on behalf of such Party has been duly authorized and has full power and authority to execute this Settlement Agreement on behalf of such Party.

         20. Each Party has had the opportunity to select and confer with counsel of its choice to review and read this Settlement Agreement, and has inquired of and discussed with such counsel the consequences of the execution of this Settlement Agreement and its delivery to the other Parties.

         21. Epixtar on behalf of itself and the Epixtar Releasors, warrants and represents that it has not assigned, transferred, sold or otherwise permitted any third party to use any of the SER Software. The Parties represent that they have not assigned, transferred, or otherwise alienated the potential claims or demands that relate to the Litigation.

         22. This Settlement Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         23. This Agreement and any Exhibits hereto represent the complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof and supersedes all prior communications, offers, agreements, understandings, or representations of any kind or character, whether written or oral, related to such subject matter. Any unwritten terms, covenants, conditions, or representations, if any, that may have been made are agreed to be immaterial, and none of them were relied upon by any Party in entering into this Agreement.

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         24. All notices, requests or other communications in connection with or relating to this Agreement must be in writing and sent by (a) certified mail, with return receipt requested, (b) Federal Express or other overnight service or
(c) by facsimile and regular mail. A notice shall be deemed to have been delivered on the date that it was sent.

         Notices shall be sent to the following addresses:

                 SER SOLUTIONS, INC.                                     EPIXTAR CORPORATION, IMS, VOXX and EMC
                 c/o Charles B. Molster, III                             Gary Meringer, Steven J. Silverman
                 Winston & Strawn LLP                                    General Counsel
                 1700 K Street, N.W.                                     Epixtar Corporation
                 Washington, D.C. 20006                                  11900 Biscayne Boulevard
                 Phone: (202) 282-5988                                   Suite 700
                 Fax: (202) 282-5100                                     Miami, Florida 33181
                                                                         Phone: (305) 503-8600
                                                                         Fax: (305) 503-8610

                 With copy to                                            With a copy to:
                 SER Solutions, Inc.                                     Bradley Yeater
                 c/o General Counsel                                     EPIXTAR MARKETING CORP.
                 21680 Ridgetop Circle                                   11900 Biscayne Boulevard
                 Dulles, VA 20166                                        Suite 700
                                                                         Miami, Florida 33181

The Parties may, by written notice, designate a different address for notices, requests or other communications or different or additional persons to be notified or to receive requests or other communications.

         25. No modification, amendment or waiver of any of the terms or provisions of this Agreement shall bind the Parties unless such modification, amendment or waiver is in writing and has been executed by a duly authorized representative of the entity against whom such modification, amendment or waiver is sought to be enforced. No delay or omission by either Party in exercising any right or power occurring upon any noncompliance or default by the other with respect to any of the terms and provisions of this Agreement will impair any such right or power or be construed to be a waiver thereof. A waiver by any of the Parties of any of the covenants, conditions or agreements to be performed by the other will not be construed to be a waiver by that Party of any succeeding breach thereof or of any other covenant, condition or agreement contained in this Agreement.

         26. This Settlement Agreement and any disputes regarding its interpretation or enforcement shall be governed by the law of the Commonwealth of Virginia, without regard to its choice of law provisions, and any litigation relating to or arising from this Agreement may only be brought in the state or federal courts of the Commonwealth of Virginia, and the Parties agree to be bound by the jurisdiction of such courts.


         27. This Agreement is a negotiated document prepared by one party as a matter of convenience. In the event of any dispute between the parties, neither party shall assert that the provisions of this Agreement should be construed against or in favor of either party solely as a consequence of such party's preparation, or lack of preparation, of this Agreement.


         IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement intending to be fully bound by its terms, effective this __th day of June 2005.

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
EPIXTAR CORPORATION

By:  ______________________________________                                     DATE:  June __, 2005
Title:  ___________________________________


INNOVATIVE MARKETING STRATEGIES, INC.

By:  ______________________________________                                     DATE:  June __, 2005
Title:  ___________________________________



VOXX CORPORATION

By:  ______________________________________                                     DATE:  June __, 2005
Title:  ___________________________________



EPIXTAR MARKETING CORP.

By:  ______________________________________                                     DATE:  June ___, 2005
Title:  ___________________________________



SER SOLUTIONS, INC.

By:  ______________________________________                                     DATE:  June ___, 2005
Title:  ___________________________________


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